                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the  Registrant /X/
Filed by a Party other than the  Registrant ___
Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Payless Cashways, Inc.
                (Name of Registrant as Specified In Its Charter)

       (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)
/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)Title of each class of securities to which transaction applies:

        (2)Aggregate number of securities to which transaction applies:

        (3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        (4)Proposed maximum aggregate value of transaction:

        (5)Total fee paid:

/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)Amount Previously Paid:
        (2)Form, Schedule or Registration Statement No.:
        (3)Filing Party:
        (4)Date Filed:

                              [PAYLESS LETTERHEAD]




                                  March 3, 1999



To Our Stockholders:

    It is my pleasure to invite you to our 1999 annual meeting of stockholders. This year it will be held on Wednesday, April 21, 1999, at 10:00 a.m., at the Kansas City Marriott Downtown, located at 200 West 12th Street, Kansas City, Missouri.

    With this letter, you will find the formal notice of the 1999 annual meeting, our 1998 Annual Report and our Proxy Statement for the 1999 annual meeting. When you have finished reading the Proxy Statement, please promptly mark, sign, and return to us the enclosed proxy card, to ensure that your shares will be represented. This year for the first time, you may also vote by telephone as indicated on the proxy card instructions.

    We appreciate the continuing interest of our stockholders in Payless Cashways, Inc., and we look forward to seeing many of you at the annual meeting.

                                Very truly yours,


                              /s/ Millard E. Barron
                              ----------------------
                              Millard E. Barron
                              President and Chief Executive Officer

                                 [PAYLESS LOGO]

                               BUILDING MATERIALS

                                    2300 Main
                           Kansas City, Missouri 64108
                     --------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                             PAYLESS CASHWAYS, INC.

                            To Be Held April 21, 1999

To the Stockholders of PAYLESS CASHWAYS, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Payless Cashways, Inc. will be held at the Kansas City Marriott Downtown, 200 West 12th Street, Kansas City, Missouri, on Wednesday, April 21, 1999 at 10:00 a.m. for the following purposes:

         1. To elect two Class II directors to a term of three years each as set forth in the Proxy Statement.
         2. To transact such other and further business as may properly come before the meeting.

    The Board of Directors has fixed the close of business on February 22, 1999, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

Dated:  March 3, 1999

                                       BY ORDER OF THE BOARD OF DIRECTORS


                                       /s/ Gary D. Gilson
                                       -------------------
                                       Gary D. Gilson, Secretary
--------------------------------------------------------------------------------
You are cordially invited to attend the meeting. However, whether or not you plan to be personally present at the meeting, please date and sign the enclosed proxy and return it promptly in the enclosed envelope. You may also vote by telephone as indicated on the proxy card instructions. If you later desire to revoke your proxy, you may do so at any time before it is exercised.
--------------------------------------------------------------------------------

General Information for Stockholders

    In order to provide every  stockholder  with an  opportunity to vote on all matters scheduled to come before the Annual Meeting, whether or not the stockholder attends in person, proxies are solicited from stockholders by the Board of Directors of Payless Cashways, Inc. ("Payless" or the "Company"). When the enclosed proxy card is properly executed and returned, the shares represented will be voted by the persons designated as proxies, in accordance with the stockholder's directions. Stockholders may vote on a matter by marking the appropriate box on the card or, if no box is marked for a specific matter, the shares will be voted as recommended by the Board of Directors on that matter. You may also vote by telephone by following the instructions included with your proxy card.

    If your shares are held in "street name," you will need to follow the voting instructions on the form you receive from your broker or other nominee. The availability of telephone voting will depend on their voting processes.

    Management knows of no matters other than those set forth on the proxy card that will be presented for action at the Annual Meeting. Execution of the proxy, either by signing the proxy card or voting by telephone, confers on each of the persons designated as proxies the discretionary authority to vote the shares represented in accordance with their best judgment on any other business that may properly come before the meeting as to which the Company did not have notice prior to February 14, 1999.

    Any stockholder executing a proxy, by mail or telephone, may revoke that proxy or submit a revised proxy at any time before it is voted. A stockholder may also vote by ballot at the Annual Meeting, thereby canceling any proxy previously returned as to any matter voted on by ballot. A stockholder wishing to name as his or her proxy someone other than those designated on the proxy card may do so by crossing out the names of the designated proxies and inserting the name(s) of the person(s) he or she wishes to have act as his or her proxy. In such a case, it will be necessary that the proxy be delivered by the stockholder to the person(s) named, and that the person(s) named be present and vote at the meeting. Proxy cards on which alternate proxies have been named should not be mailed directly to the Company.

    Holders of the Common Stock,  par value $.01 per share,  of the Company
(the "Common Stock") at the close of business on February 22, 1999, the record date for the Annual Meeting (the "Record Date"), are entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on such date, a total of 19,995,027 shares of Common Stock were outstanding. Each share of Common Stock is entitled to one vote on each matter to be presented at the Annual Meeting. It is expected that this Proxy Statement and the enclosed form of proxy will be mailed to the stockholders on or about March 3, 1999.

Background on the Company's Emergence from Bankruptcy

    On July 21, 1997, the Company filed a voluntary petition to reorganize under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Western District of Missouri. From that date until December 2, 1997, the Company operated as a debtor-in-possession, subject to the jurisdiction of the Court.

    On November 19, 1997, the Bankruptcy Court entered an order confirming the Company's First Amended Plan of Reorganization, as modified (the "Plan of Reorganization"). In connection with the Plan of Reorganization, a new Board of Directors of the Company was appointed effective December 2, 1997. None of the current members of the Board of Directors was a member of the Company's Board of Directors prior to December 2, 1997. In addition, the Company's previously outstanding shares of common stock, par value $0.01 per share (the "Old Common Stock"), and series A cumulative preferred stock, par value $1.00 per share (the "Old Preferred Stock" and, collectively, with the Old Common Stock, the "Old Stock"), were canceled, and up to 20,000,000 shares of Common Stock of the reorganized Company was, or will be, issued to the holders of the Old Stock and to certain of the Company's creditors. In connection with the Plan of Reorganization, Payless Cashways, Inc., an Iowa corporation, was merged into a wholly-owned subsidiary to effect a reincorporation of the Company in Delaware, with the surviving entity continuing under the name, "Payless Cashways, Inc."

Matters to be Considered at the Annual Meeting

1.  Proposal No. 1 - Election of Directors

    The business and affairs of the Company are to be managed by or under the direction of a Board of Directors. Pursuant to the Certificate of Incorporation of the Company, the terms of the directors are divided into three classes, designated Class I, Class II and Class III. Each class consists, as nearly as may be possible, of one-third the total number of directors constituting the entire Board of Directors, which currently is eight. There are currently two Class II directors standing for election. The current terms of the Class II directors, Class III directors and Class I directors expire in 1999, 2000 and 2001, respectively. At each Annual Meeting, successors to the class of directors whose terms expire at that Annual Meeting are elected for a 3-year term.

    At the Annual Meeting of Stockholders in 1999, two Class II directors are to be elected. The nominees listed below have been approved by the Board of Directors. It is the intention of the persons named as proxies in the accompanying form of proxy, unless such authority is withheld, to vote for the election of the nominees set forth below. In order to be elected a director, a nominee must receive a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors. The abstention or failure to vote shares present at an Annual Meeting and broker nonvotes do not have the effect of a vote "for" or "against" a nominee.

    The nominees have consented to being named nominees and have agreed to serve if elected. In case the nominees are not available for election for reasons not presently known to the Company, discretionary authority will be exercised by the proxies named in the enclosed form of proxy to vote for substitutes selected by the Board of Directors. Information regarding the nominees is set forth below.

                                                                                Principal Occupation and
                Name                          Age                             Five-Year Employment History
--------------------------------------      ---------      -------------------------------------------------------------------------

Max D. Hopper                                  64          Founder and principal of Max D. Hopper Associates, Inc., a  consulting
First designated as a director:                            firm  specializing  in the strategic use of advanced information systems;
1997                                                       retired Chairman of The SABRE Technology Group and served as Senior  Vice
Class II                                                   President for American  Airlines, both units of AMR Corporation;  and currently  a  director of Gartner Group, Inc., Metrocall, Inc., USDATA
                                                           Corporation, Inc., United Stationers, Inc., VTEL Corporation,  Worldtalk
                                                           Corporation and Exodus Communications, Inc. Mr. Hopper is a member of the
                                                           Corporate Governance and Nominating Committee and the Finance Committee
                                                           of the Payless Board of Directors.

Peter M. Wood                                  60          Former Managing  Director of J.P. Morgan & Co.,  Incorporated  from 1986
First designated as a director:                            until 1996;and currently a director of Middlesex Mutual Assurance Company
1997                                                       and Stone & Webster,  Incorporated.  Mr. Wood is   Chairman   of   the
Class II                                                   Corporate Governance and Nominating Committee and a member of the Audit
                                                           Committee of the Payless Board of Directors.


    The Board of Directors unanimously recommends a vote "FOR" the proposal to elect the nominees as Class II directors of the Company.

    Information regarding the five directors who were previously designated and will continue to serve their terms is set forth below.

                                                                                Principal Occupation and
                Name                          Age                             Five-Year Employment History
--------------------------------------      ---------      -------------------------------------------------------------------------

Peter G. Danis                                66           Non-Executive Chairman of the Board of Payless since December 1997; Chief
First designated as a director:                            Executive Officer of Boise Cascade Office Products Corporation and
1997                                                       Executive  Vice President of Boise Cascade Corporation from 1995 to April
Class III                                                  1998; President of Boise Cascade Office Products Corporation from 1995 to
                                                           February 1998; served in  various upper management  positions  with  both
                                                           Boise Cascade Corporation and Boise Cascade Office Products Corporation
                                                           since 1968; and currently a director of Boise Cascade Office Products
                                                           Corporation. Mr. Danis is a  member of the Compensation Committee of  the
                                                           Payless  Board of Directors.

David G. Gundling                             48           President and Chief Executive Officer of Hagemeyer Foods N.A., Inc. since
First designated as a director:                            1997; President and Chief Operating Officer of Richfood Pennsylvania,Inc.
1997                                                       from 1996 to 1997 and Executive Vice  President  and a  director of Super
Class III                                                  Rite Corporation from 1987 to 1996. Mr. Gundling is Chairman of the
                                                           Compensation Committee  and a member of the Finance Committee of the
                                                           Payless Board of Directors.

Donald E. Roller                              61           Acting Chief Executive  Officer of Payless from  January 1998  until June
First designated as a director:                            1998;  Executive Vice  President - North American  Gypsum USG Corporation
1997                                                       from January 1996 to November 1996; President and Chief Executive Officer
Class III                                                  of United States Gypsum Company from January 1993 to November 1996;   and
                                                           currently a director of Boise Cascade Office Products Corporation.  Mr.
                                                           Roller is Chairman of the Finance Committee and a member of the
                                                           Compensation Committee of  the Payless Board of Directors.

                                                                                Principal Occupation and
                Name                          Age                             Five-Year Employment History
--------------------------------------      ---------      -------------------------------------------------------------------------

Millard E. Barron                             49           President  and Chief  Executive  Officer of  Payless  since June 1998;
First designated as a director:                            President of Zellers, Inc. and Executive  Vice President of Hudson's Bay
1998                                                       Company from September 1996 to February 1998; Senior Vice  President and
Class I                                                    Chief Operating Officer of the International Division of Wal-Mart Stores,
                                                           Inc. from August 1994 to September 1996; and Vice President -  Operations
                                                           of Wal-Mart Stores, Inc. from November 1992 to August 1994.

H.D. Cleberg                                  60           President and Chief Executive Officer of Farmland Industries, Inc.  since
Elected a director:                                        1991. Mr. Cleberg is Chairman of the Audit Committee and a member of  the
1997                                                       Corporate Governance and Class I Nominating Committee of the Payless
                                                           Board  of  Directors. Ms. Renae Gonner, the Company's Vice President-
                                                           Marketing and Advertising, is Mr. Cleberg's daughter.


    The current Board of Directors (with the exception of Mr. Barron) took office December 2, 1997. Mr. Barron took office on June 17, 1998. During fiscal 1998, there were nine meetings and four telephonic meetings of the Board of Directors. During fiscal 1998, each director attended 75% or more of all meetings of the Board of Directors and of the committees on which he served during the time he served on the Board of Directors, except for Mr. Hopper who attended eleven of fifteen meetings. In addition to attending Board of Directors and committee meetings during the year, the directors conferred with officers regarding corporate matters and reviewed material submitted by management to the Board of Directors and committees for consideration and action.

Committees of the Board

    The Board of Directors has four standing committees. Their functions are described below:

    Audit - The Audit Committee monitors and reviews the adequacy of financial, operating and system controls, financial reporting, compliance with legal, ethical and regulatory requirements, and the performance of the external and internal auditors. The Audit Committee serves as the conduit for communication between the Board of Directors and external and internal auditors. The Audit Committee recommends to the Board of Directors the independent public accountants to conduct the annual examination of financial statements and also reviews the proposed scope and fees of the examination, as well as its results, and any significant, non-audit services and fees. The Audit Committee met two times during fiscal 1998. The members of the Company's Audit Committee are H.D. Cleberg, Chairman; and Peter M. Wood.

    Compensation - The Compensation Committee reviews the compensation (wages, salaries, supplemental compensation and benefits) of the employees of the Company, approves compensation and benefit policies and plans, approves direct and indirect executive officer compensation, administers stock programs, and oversees the Company's executive development plan. The Committee also makes recommendations to the Board of Directors regarding election of executive officers and compensation and benefits for directors. During fiscal 1998, there were four meetings and two telephonic meetings of the Compensation Committee. The members of the Compensation Committee are David G. Gundling, Chairman; Peter
G. Danis; and Donald E. Roller.

    Corporate Governance and Nominating - The Corporate Governance and Nominating Committee reviews the size, composition and effectiveness of the Board of Directors, including retention, tenure and retirement policies, criteria for selection of nominees to the Board of Directors, qualifications of candidates, membership and structure of Board Committees. The Committee also reviews developments in corporate governance generally and makes recommendations to the Board of Directors, as appropriate. The Corporate Governance and Nominating Committee met one time during fiscal 1998. The members of the Company's Corporate Governance and Nominating Committee are Peter M. Wood, Chairman; H.D. Cleberg; and Max D. Hopper.

    Finance - The Finance Committee considers the financing requirements of the Company, reviews and makes recommendations to the Board of Directors with respect to acquisitions, divestitures, extraordinary capital expenditure requests, and significant changes in the capital structure of the Company, including the incurrence/defeasance of long-term indebtedness and the issuance/redemption of equity securities, and other major financial transactions. The Finance Committee met two times during fiscal 1998. The members of the Company's Finance Committee are Donald E. Roller, Chairman; David
G. Gundling; and Max D. Hopper.

Compensation of Directors

    The Company pays each non-employee director (i) an annual directors' fee of $25,000, except that the Non-Executive Chairman is paid an annual fee of $100,000, payable quarterly, (ii) $1,000 for each meeting of the Board of Directors attended by the director, (iii) $1,000 for each committee meeting attended by the director and (iv) a $2,000 per diem for special matters undertaken on behalf of the Company at the request of the Chairman or the CEO. Committee chairs are paid an additional annual fee of $3,500.

    In January 1998, the Non-Executive Chairman (Peter G. Danis) and the acting Chief Executive Officer (Donald E. Roller) were each granted options to purchase 120,000 shares of Common Stock and H.D. Cleberg, David G. Gundling, Max
D. Hopper and Peter M. Wood were each granted options to purchase 60,000 shares of Common Stock pursuant to the Payless Cashways, Inc. 1998 Omnibus Incentive Plan (discussed in the section entitled, "Report on Executive Compensation"). In October 1998, the Non-Executive Chairman was granted options to purchase an additional 30,000 shares of Common Stock and H.D. Cleberg, David G. Gundling,

Max D. Hopper, Donald E. Roller and Peter M. Wood were each granted options to purchase 15,000 shares of Common Stock pursuant to the Plan. All such options have an exercise price equal to the fair market value of the Common Stock on the date of grant, and are subject to a four-year vesting schedule with one-fourth of the grant vesting on each anniversary from the grant date.

Compensation Committee Interlocks and Insider Participation

    Members of the Compensation Committee of the Company's Board of Directors during all but the first three days of fiscal 1998 were David M.
Chamberlain, Chairman (until September 1998); David G. Gundling, Chairman (during the remainder of fiscal 1998); Peter G. Danis; and Donald E. Roller. Members of the Compensation Committee of the Company's Board of Directors during the first three days of fiscal 1998 were: Gary D. Rose, Chairman; Scott G. Fossel; Wayne B. Lyon; Louis W. Smith; Ralph Strangis; and John H. Weitnauer, Jr. Mr. Rose is a Partner of Goldman Sachs Group L.P. Goldman Sachs Capital Markets L.P., an affiliate of Goldman Sachs Group L.P., entered into a three-year interest cap agreement with the Company in January, 1995, the amount of which was not greater than 5% of the Company's or the firm's annual gross revenues. Mr. Lyon was President and Chief Operating Officer and a director of Masco Capital Corporation ("Masco") until August 1996, and he continues to serve as a director of Masco. During fiscal 1998, Payless' purchases from Masco were not greater than 5% of either Payless' or Masco's annual gross revenues. Payless will make purchases from Masco in fiscal 1999. Payless believes that the terms and conditions of its relationship with Masco are as favorable as those that could have been obtained from arm's-length negotiations with unassociated third parties.

Performance Graph

    The graph set forth below compares the indexed total return on an investment in the Company's Common Stock against the Russell 2000, the Standard and Poor's Retail (Building Materials) Index ("S&P Building Materials Index") and two other indices, as explained below. The graph is based on stock performance and assumes the reinvestment of any dividends. The period covered is December 2, 1997 (the date on which the Common Stock was first traded) through the Company's 1998 fiscal year end or the nearest practicable date.

    For the past several years, the Company has used the Standard and Poor's Composite 500 Stock Index ("S&P 500") as a broad equity market index against which to compare the total return of the Company's Old Common Stock, which was traded on the New York Stock Exchange. Now that the Company's Common Stock is traded on the Over-The-Counter Bulletin Board and given the Company's current market capitalization, the S&P 500 is no longer an appropriate index under the regulations promulgated by the Securities and Exchange Commission ("SEC"). Accordingly, the Company has decided to compare its Common Stock against the Russell 2000, which the Company has concluded is a more appropriate broad equity market index.

    The Company also has changed the published industry index against which the total return of the Common Stock is compared. Specifically, the Company has replaced the Standard and Poor's Retail (Specialty) Index ("S&P Specialty Index") with the S&P Building Materials Index, which the Company believes is more representative of the Company's peers.

    In compliance with SEC regulations, both former and current indices are presented in the following graph this year.

[GRAPHIC OMITTED]

                                                        As of     As of       As of       As of        As of
                                                      12/02/97  02/28/98    05/31/98    08/31/98     11/30/98
                                                      --------  --------    --------    --------     --------
Payless Cashways, Inc. (1)...........................$ 100.00   $  86.73    $ 106.12     $  54.07    $  46.92
Russell 2000.........................................$ 100.00   $ 106.79    $ 105.58     $  78.14    $  91.97
S&P Building Materials Index.........................$ 100.00   $ 116.31    $ 143.00     $ 134.94    $ 171.58
S&P 500     .........................................$ 100.00   $ 107.68    $ 112.26     $  98.52    $ 119.75
S&P Specialty Index..................................$ 100.00   $ 108.66    $ 123.81     $ 112.12    $ 137.65

    (1) Fiscal quarters and year end on a Saturday, therefore closest available date is utilized.

    The closing price on February 15, 1999 was $2.03 per share.

Report on Executive Compensation

    The members of the Compensation Committee of the Board of Directors prior to September 1998 were David M. Chamberlain, Chairman; David G. Gundling; and Peter G. Danis. Mr. Chamberlain resigned from the Board of Directors on September 4, 1998, Mr.Gundling became Chairman and Donald E. Roller became a member of the Compensation Committee. The current members of the Compensation Committee are Mr. Gundling, Chairman; Mr. Danis; and Mr. Roller.

    The Compensation Committee is composed entirely of directors who are not executive officers of the Company (1). The Committee is responsible, on behalf of the Board of Directors, for

-----------
[FN]
(1) Mr. Roller served as acting Chief Executive Officer of the Company from January 1998 until June 1998, prior to becoming a member of the Compensation Committee.

reviewing the compensation (wages, salaries, supplemental compensation and benefits)of the Company's executive officers, including approval of compensation and benefit policies, approval of direct and indirect executive officer compensation, administration of stock programs, and oversight of the Company's executive development plan.

    The Compensation Committee believes that it is in the best interest of the Company's stockholders to attract, retain and motivate top quality executive officers by offering a competitive compensation package that establishes a relationship between executive pay and the enhancement of stockholder value.

    The Committee reviews its executive officer compensation program each year. Every two years, the Committee has engaged an independent, executive compensation consulting firm to conduct a formal study to determine whether the Company's compensation program is competitive with executive compensation programs of comparable companies (including building material retailers, similarly-sized companies, and other retail companies). In connection with the study, the consulting firm reviews national industry data obtained from national compensation surveys in which the Company participates, including an annual compensation study published by an executive compensation consulting firm. In years in which a formal study is not completed, the conclusions of the most recent study are updated based on a survey of retail compensation trends published by executive compensation consulting firms, published wage and salary surveys, and inflation indices.

    During fiscal 1998, the Committee's historical approach to determining executive officer compensation was supplemented with considerations related to the Company's emergence from bankruptcy. During and after the Company's 1997 bankruptcy proceeding, reductions in force occurred. Many of the positions vacated as a result of the reductions in force were filled by promotions from within the Company. Compensation was determined for each new executive officer based on the existing salary structure, the importance of the officer's position to the success of the Company and the officer's experience.

    Each year the Committee reviews the performance of the Company andapproves an annual base salary and an annual incentive bonus opportunity for each executive officer consistent with the objectives set forth below. When appropriate, incentive compensation awards are made pursuant to the Company's 1998 Omnibus Incentive Plan.

Annual Base Salary

    The Compensation Committee believes that annual base salaries of the Company's executive officers should be maintained at levels that are competitive with salaries at comparable companies. As a result, the Committee historically has set annual base salaries at approximately the 50th percentile of annual base salaries for executives in similar positions at comparable companies. Prior to the beginning of each fiscal year, the Committee reviews the performance of the Company and base salaries of executive officers, compares base salaries against comparable companies and determines pay adjustments, as appropriate. The performance criteria used by the Compensation Committee include the reporting responsibilities of each executive officer and corporate performance in terms of sales, earnings before interest, taxes, depreciation and amortization ("EBITDA"), income, operating goals and similar factors. The Compensation Committee does not employ any specific weighting of the performance criteria and application of the criteria is also dependent upon the position of the particular executive officer. When the Company entered into employment agreements with executive officers (discussed in the section entitled "Summary Compensation Table"), the annual base salaries under the agreements were established consistent with these criteria.

Corporate Management Incentive Plan

    Annual incentive bonus opportunities are established by the Committee pursuant to the Company's Corporate Management Incentive Plan and predicated upon the Company's annual performance measured by EBITDA. Under the program, executive officers are entitled to receive 100% of their incentive targets only if the Company achieves 100% of the EBITDA target; and based on the Company's payout schedule, executive officers may receive 50% of their target incentive for attainment of 90% of the EBITDA target, and as much as 150% of the incentive target for attainment of 110% of the EBITDA target. No incentives are paid if the Company fails to achieve a minimum of 90% of the EBITDA target. Incentive levels are set for executive officers based on salary grade. Total cash compensation (base salary plus annual incentive bonus opportunity) for executive officers is intended to exceed the Company's established competitive levels (50th percentile of base salaries and incentives for executives in similar positions at comparable companies) when superior performance levels are achieved, i.e., performance which exceeds 100% EBITDA. During fiscal 1998, no incentives were paid (except to Messrs. Roller and Barron, as discussed below) because the minimum EBITDA target was not achieved.

1998 Omnibus Incentive Plan

    In January 1998, the Board of Directors adopted the Payless Cashways, Inc. 1998 Omnibus Incentive Plan (the "Plan") for the purposes of (i) giving the Company and its affiliates a competitive advantage in attracting, motivating and retaining employees and outside directors; (ii) more closely aligning the interests of the Company's employees with the interests of the Company's stockholders; and (iii) motivating the Company's employees to enhance the Company's value for the benefit of its stockholders. The Plan was amended and restated in February 1999. The Plan authorizes the Compensation Committee to grant employees and outside directors options (non-qualified stock options and, upon stockholder approval, incentive stock options), limited rights, dividend equivalents, restricted stock, performance shares, performance units (including performance-based cash awards), and other rights, interests or options relating to 2,400,000 shares of the Company's Common Stock. The Plan also authorizes the Committee to provide reload options in connection with options granted under the Plan.

Chief Executive Officer Compensation

    During fiscal 1998, the Board of Directors determined the compensation of Mr. Roller (in his capacity as acting Chief Executive Officer between January 1998 and June 1998) and

Mr. Barron (in his capacity as Chief Executive Officer from and after June 1998) using the criteria described above.

    Based on criteria relating to (i) the Company's sales, EBITDA, income, operating goals and similar factors, (ii) Mr. Roller's contribution to the strategic direction of the Company, (iii) Mr. Roller's experience, (iv) development of senior executives, (v) the annual base salaries for executives in similar positions at comparable companies, and (vi) the fact that Mr. Roller would be serving as both Chief Executive Officer and Chief Operating Officer, the Board of Directors determined that Mr. Roller's compensation during his term as acting Chief Executive Officer should consist of (a) an annual base salary of $650,000, (b) a guaranteed bonus equal to $325,000 per year, prorated to reflect months of service, and (c) such other benefits and incentives, including options to purchase stock of the Company, as may be available under the benefit and incentive plans of the Company. Under the 1998 Omnibus Incentive Plan discussed above, Mr. Roller also received options to purchase 135,000 shares of Common Stock in his capacity as a director of the Company.

    Based on (i) arm's length negotiations between  the  Company and Mr. Barron,
(ii) annual base salaries for executives in similar positions at comparable companies, (iii) information gained during the executive search process, and
(iv) the fact that Mr. Barron would be serving as both Chief Executive Officer and Chief Operating Officer, the Company determined that Mr. Barron's compensation should consist of (a) an annual base salary of $450,000, (b) an annual incentive cash bonus equal to $270,000 based on achievement of certain performance goals, and (c) options to purchase 350,000 shares of the Company's Common Stock under the 1998 Omnibus Incentive Plan discussed above. For the period ending December 31, 1998 only, Mr. Barron's incentive cash bonus was guaranteed and prorated to reflect months of service.

Other Information

    Section 162(m) of the Internal Revenue Code generally limits deductions by publicly held corporations for federal income tax purposes to $1 million of compensation paid to each of the executive officers listed in the corporation's summary compensation table unless such excess compensation is "performance based" as defined in Section 162(m). The Company does not anticipate that any executive officer's compensation for fiscal 1999 will exceed $1 million for purposes of Section 162(m). Thus, it is the current intention of the Committee that all compensation paid under the executive compensation program will be tax deductible to the Company no later than in the year paid to each executive officer.

    The  Committee  will review from time to time the  potential  impact of
Section 162(m) on the deductibility of executive compensation. However, the Committee intends to maintain the flexibility to take actions that it considers to be in the best interests of the Company and its stockholders and which may be based on considerations in addition to tax deductibility.

The Compensation Committee:     David G. Gundling - Chairman
                                Peter G. Danis
                                Donald E. Roller

Summary Compensation Table

    The following table sets forth the compensation during each of the last three completed fiscal years for the Company's named executive officers who held the positions listed in fiscal 1998:


                                      ANNUAL COMPENSATION                   LONG-TERM COMPENSATION AWARDS
                         -----------------------------------------------    ------------------------------
       (a)                (b)       (c)        (d)               (e)             (f)                (g)              (h)
                                                                              Restricted        Securities
     Name and                                                Other Annual       Stock          Underlying           All Other
Principal Position        Year   Salary($)  Bonus($)(1)   Compensation($)(2)  Awards($)(3)   Options/ SARs(#)    Compensation($)(4)
-------------------      ------- ---------- -----------   -----------------   -------------  ----------------    ------------------

Millard E. Barron-        1998   246,412      83,819           8,654              ---             350,000               ---
  President, Chief
  Executive Officer
  and Director (5)


Donald E. Roller-         1998   562,500         ---             ---              ---             135,000               ---
  Acting Chief
  Executive Officer
  and Director(5)


David Stanley-            1998    67,500      97,500             ---              ---                 ---             864,928
  Chief Executive         1997   650,000     277,500             ---              ---                 ---               1,748
  Officer and             1996   650,000         ---           9,497              ---                 ---               2,314
  Director(5)


Stanley K. Boyd-          1998   275,480      37,500             ---              ---             137,500               ---
  Senior Vice             1997   125,000     122,500           9,268            3,425              30,000               ---
  President-Store
  Operations(5)


Robert S.Islinger-        1998   230,769      27,750             ---             ---              110,000(6)            2,160
  Senior Vice             1997   185,000      87,750             ---             ---                  ---               1,934
  President-Strategic     1996   166,412         ---             ---            3,250               3,600(6)            2,250
  Planning and
  Marketing(5)


Richard G.Luse-           1998   219,808      27,000             ---             ---              137,500               7,027
  Senior Vice             1997   180,173      87,000             ---             ---                  ---               1,757
  President-Finance       1996   171,000         ---             ---             ---                  ---               2,354


David J.Krumbholz-        1998   206,424      28,800             ---             ---              100,000               2,700
  Vice President-         1997   192,000      78,800             ---             ---                  ---               1,901
  President-Professional  1996   186,500         ---             ---             ---                  ---               2,469
  Business

(1) The amounts reflected in column (d) above represent the retention bonuses and success bonuses that were paid in December 1997 and June 1998, which are more fully described in the text below this table.

(2) The amounts reflected in column (e) above for 1998 and 1997 for Mr. Barron and Mr. Boyd, respectively, reflect relocation allowances and, for Mr. Boyd, includes a sale-of-home incentive.

         The amount reflected in column (e) above for 1996 for Mr. Stanley represents the above-market interest earnings under the Wealth-Op Deferred Compensation Plan and the 1988 Deferred Compensation Plan. These plans have been terminated and amounts deferred under these plans as of July 21, 1997, were treated as unsecured claims in the Company's 1997 Chapter 11 proceedings.

         The  Wealth-Op  Deferred   Compensation  Plan  and  the  1988  Deferred
         Compensation Plan were non-qualified deferred compensation plans which allowed certain employees to elect to defer compensation for a period of four or eight years. The plans provided for interest to be credited to deferred accounts at bench-mark rates established in the plans. None of the named officers deferred compensation under the Plans in 1998.

(3) No annual restricted stock award was made to the named executive officers in fiscal 1998, and there were no restricted stock holdings by any of the named executive officers at the end of fiscal 1998. Each restricted stock award listed above is based upon the closing fair market value of the stock on the date of grant. The restricted stock awards were issued pursuant to the long-term stock incentive program, which has been terminated. The restricted stock awards were subject to a three-year-cliff vesting schedule from the date of the award, but all previously unvested shares fully vested on the effective date of the Plan of Reorganization (December 2, 1997). All restricted stock awards were Old Common Stock. Dividends were payable on the shares if and to the extent paid on the Company's Old Common Stock generally.

(4) All other compensation for fiscal 1998 consists of payments for vacation balances for Mr. Stanley and Mr. Luse in the amounts of $62,500 and $4,327, respectively. In addition, all other compensation for Mr. Stanley includes a severance payment of $750,000, a lump sum payment for the present value of his pension accrual for the period January 14, 1998 through March 1, 1999 of $29,548 and a payment in lieu of 401(k) plan participation and consideration of a release in the amount of $20,000. The Employee Savings Plan estimated contributions are $2,880, $2,160, $2,700 and $2,700 for Mr. Stanley, Mr. Islinger,
         Mr.
         Luse and Mr. Krumbholz, respectively.

(5) Messrs. Barron and Roller were not employed by the Company in fiscal 1997 or 1996 and Mr. Boyd was not employed by the Company in fiscal 1996. Mr. Stanley served as the Company's Chief Executive Officer until his resignation on January 6, 1998. Mr. Roller served as the Company's Acting Chief Executive Officer from January 6, 1998 until June 17, 1998, and Mr. Barron has been serving as the Company's Chief Executive Officer since June 17, 1998. Mr. Islinger served as the Company's
         Senior Vice President Strategic Planning and Marketing until his resignation in the first month of fiscal 1999.

(6) Upon Mr. Islinger's termination of employment in fiscal 1999, his outstanding options were cancelled.


    Millard E. Barron, Richard G. Luse, Stanley K. Boyd and David J. Krumbholz (the "Executives") have entered into amended and restated employment agreements with the Company (the "Employment Agreements") as of December 1, 1998. The term of each Employment Agreement is one year unless sooner terminated pursuant to the terms of the Employment Agreement; provided, however that each Employment Agreement will be automatically renewed for an additional term of one year at the end of the initial term and each succeeding term, unless either the Company or the Executive serves notice on the other at least ninety (90) days prior to the expiration of the term, in accordance with certain specified procedures, that the party giving notice intends to end the Employment Agreement at the conclusion of the then-current term.

    If the Company terminates an Executive's Employment Agreement for "Cause" (as such term is defined in the respective Employment Agreement), the Employment Agreement and the Company's obligation to make further base salary and Incentive Compensation payments thereunder shall thereupon terminate. If (i) the Executive terminates his Employment Agreement for "Good Reason" (as such term is defined in the respective Employment Agreement), (ii) the Company terminates the Employment Agreement without "Cause," or (iii) the Employment Agreement terminates due to expiration, the Executive shall be entitled to the following severance benefits: (a) the Company shall continue to pay the Executive the Executive's base salary for a period of one year after the date the Executive's employment with the Company is terminated (the

"Severance Period"); (b) in the event the Compensation Committee determines that Incentive Compensation is to be paid in the year in which the Executive's employment is terminated, then the Executive will receive Incentive Compensation prorated for the time during which services were rendered in the year of termination, to the extent provided by the Compensation Committee; (c)during the Severance Period, the Company shall provide the Executive with medical, dental, vision and regular and supplemental life insurance coverage substantially similar to the coverage that the Executive was receiving or entitled to receive immediately prior to the date of termination of the Executive's employment; and
(d) the Company, at its expense, will provide to the Executive outplacement services. If, however, the Executive's employment is terminated within twelve months without "Cause" as a result of a "Change of Control" (as defined in the respective Employment Agreement), and if the Executive is not offered a comparable position by the Company, then the Severance Period shall be extended to the second anniversary of the date of the termination of employment, and the Executive shall be entitled to receive continued payments of base salary during the second year of the Severance Period. All severance benefits other than continued payments of base salary shall cease on the first anniversary of the termination of employment in the event of a Change of Control. Notwithstanding the foregoing, however, the Company is not required to provide base salary continuation or other severance benefits if the Executive violates his confidentiality, non-solicitation, non-disparagement or non-competition obligations.

    In the event of the Executive's death or if the Executive should become unable to perform the essential functions of his position, with or without reasonable accommodation by the Company, the Executive's Employment Agreement shall terminate, and the Executive shall not be entitled to receive severance benefits.

    Employment agreements with David Stanley and Robert J. Islinger were terminated in connection with their resignations in January 1998 and November 1998, respectively.

    In connection with the Company's Plan of Reorganization, and because of the difficulty of recruiting key employees to a debtor in a bankruptcy proceeding and the difficulty in general of recruiting in a tight labor market, the Company presented for the Bankruptcy Court's approval, and the Bankruptcy Court approved, an Amended Reorganization Retention Plan (the "Retention Plan") with respect to approximately 350 key employees, including David Stanley, Stanley K. Boyd, Robert S. Islinger, Richard G. Luse and David J. Krumbholz. Pursuant to the Retention Plan, these employees were eligible for a retention bonus (the "Retention Bonus") if they (i) were employed by the Company on the date of payment, and (ii) had performed at expectations measured against performance standards for their position. The Retention Bonus was paid in two equal installments on December 2, 1997 and June 5, 1998. Pursuant to the Retention Plan, certain executive officers, including David Stanley, Stanley K. Boyd, Robert S. Islinger, Richard G. Luse and David J. Krumbholz, were also eligible for an additional discretionary bonus (the "Success Bonus") on the effective date of the Plan of Reorganization. The purpose of the Success Bonus was to give these executive officers an incentive to cause the effective date of the Plan of Reorganization to occur as early as possible, and the maximum total amount of the Success Bonus pool was designed to decrease in steps if the effective date did not occur by specified dates.



                                           Option/SAR Grants in Last Fiscal Year
                                                                                       Potential Realizable Value at
                                                                                       Assumed Annual Rates of Stock
                                             Individual Grants                          Price Appreciation of Option
                                                                                                  Term(3)
                     -----------------------------------------------------------------    -----------------------------
         (a)               (b)             (c)              (d)              (e)               (f)            (g)

                        Number of   Percent of Total
                       Securities     Options/SARs
                       Underlying      Granted to       Exercise or
                      Options/SARs    Employees in       Base Price
    Name             Granted (#)(1)    Fiscal Year    ($ / Share)(2)   Expiration Date     5% ($)         10% ($)
-----------------    --------------    -----------    --------------   ---------------     ------         -------


Millard E. Barron        250,000         13.51%           3.0313          06/17/08         476,572        1,207,745
                         100,000          5.41%           1.0000          10/14/08          62,889          159,374


Donald E. Roller         120,000          6.49%           2.9688          01/15/08         224,047          567,780
                          15,000           .81%           1.0000          10/14/08           9,433           23,906


David Stanley              ---             ---              ---              ---             ---               ---


Stanley K. Boyd          110,000          5.95%           2.9688          01/15/08         205,377          520,465
                          27,500          1.49%           1.0000          10/14/08          17,295           43,828


Robert S. Islinger(4)    110,000          5.95%           2.9688          01/15/08         205,377          520,465


Richard G. Luse           60,000          3.24%           2.9688          01/15/08         112,024          283,890
                          50,000          2.70%           2.5000          02/09/08          78,612          199,218
                          27,500          1.49%           1.0000          10/14/08          17,295           43,828


David J. Krumbholz        60,000          3.24%           2.9688          01/15/08         112,024          283,890
                          20,000          1.08%           2.9375          06/30/08          36,948           93,632
                          20,000          1.08%           1.0000          10/14/08          12,578           31,875

(1) The options were granted pursuant to the Plan. Additional Plan information is described in the section entitled, "Report on Executive Compensation."

(2) The exercise prices are equal to the fair market value of the Company's Common Stock on the date of the grant.

(3) The amounts listed under columns (f) and (g) illustrate values that might be realized upon exercise immediately prior to the expiration of the options' terms using 5 percent and 10 percent appreciation rates, compounded annually from the date of the grant to the stated expiration date of the options, and are not intended to forecast possible future appreciation, if any, of the Company's stock price.

(4) Upon Mr. Islinger's termination of employment in fiscal 1999, his outstanding options were cancelled.



                                Aggregated Option/SAR Exercises in Last Fiscal Year
                                       and Fiscal Year-End Option/SAR Values
          (a)                        (b)                   (c)                       (d)                         (e)

                                                                               Number of Securities            Value of Unexercised
                               Shares Acquired on                             Underlying Unexercised          In-the-Money Options/
Name                           Exercise (#)          Value Realized ($)  Options/ SARs at FY-End (#)(1)    SARs at FY-End ($)(1)(2)
----------------               ------------          ------------------  ------------------------------    ------------------------


Millard E. Barron                ---                  ---                     350,000                            43,750


Donald E. Roller                 ---                  ---                     135,000                             6,563


David Stanley                    ---                  ---                        ---                                ---


Stanley K. Boyd                  ---                  ---                     137,500                            12,031


Robert S. Islinger               ---                  ---                     110,000(3)                            ---


Richard G. Luse                  ---                  ---                     137,500                            12,031


David J. Krumbholz               ---                  ---                     100,000                             8,750

(1) None of the options outstanding at the end of fiscal 1998 was exercisable.

(2) The value of unexercised in-the-money options is calculated by subtracting the exercise price from the closing price of the Company's Common Stock at fiscal year end, and multiplying the difference by the number of shares granted as options.

(3) Upon Mr. Islinger's termination of employment in fiscal 1999, his outstanding options were cancelled.

Retirement Program

Pension Benefits

    At the end of fiscal 1998, Payless maintained a non-qualified supplemental pension plan for executive officers, the Payless Supplemental Retirement Plan (the "Supplemental Retirement Plan"), which provided benefits that would otherwise be denied participants in the Retirement Plan (defined below)by reason of certain Internal Revenue Code limitations on qualified plan benefits. Mr. Stanley, Mr. Boyd, Mr. Islinger, Mr. Luse and Mr. Krumbholz were participants in the Supplemental Retirement Plan and had entered into Supplemental Retirement Agreements with Payless. Obligations under the Supplemental Retirement Plan were discharged in connection with the Plan of Reorganization and executive officers due amounts pursuant to the Supplemental Retirement Plan were treated as unsecured creditors to the extent of the amounts owed them. Executive officers were entitled to receive Common Stock in settlement of such claims. On December 15, 1997, and June 30, 1998, distributions on allowed, unsecured claims of creditors were made by the Company, including claims under the Supplemental Retirement Plan, for which Mr. Stanley, Mr. Boyd, Mr. Islinger, Mr. Luse and Mr. Krumbholz received 69,850; 6,678; 4,645;

6,530 and 3,735 shares of Common Stock, respectively, valued on the distribution dates at $170,943; $16,343; $11,367; $15,981 and $9,141, respectively.

    The Payless Cashways Amended Retirement Plan ("Retirement Plan") is a defined benefit plan under which the annual pension benefits payable to employees, including officers, upon normal retirement age are based upon both service credit prior to December 1, 1989, and service after December 1, 1989. The normal retirement benefit for service prior to December 1, 1989, is the greater of 1) the product of (i) 1.25% of average compensation (the average for the five calendar years ending December 31, 1983), plus .9% of that average annual compensation in excess of the individual's "covered compensation" (a particular dollar amount which increases depending on the year of birth to
1950), multiplied by (ii) the number of years and fractional years of benefit service prior to December 1, 1983, or 2) the product of (i) 1% of average annual compensation (the average for calendar years 1986, 1987 and 1988), plus .5% of that average annual compensation in excess of the individual's "covered compensation" (a particular dollar amount which increases depending on the year of birth), multiplied by (ii) the number of years of benefit service prior to December 1, 1989. The normal retirement benefit for each year and fractional year of benefit service subsequent to December 1, 1989, is the sum (a) 1% of annual compensation for the year, plus (b) an additional .5% of annual compensation in excess of the "covered compensation" for the year.

    As of the end of fiscal 1998, years of service credited pursuant to the Retirement Plan were as follows: Mr. Barron: 0, Mr. Roller: 0, Mr. Stanley: 18, Mr. Boyd: 18, Mr. Islinger: 4, Mr. Luse: 11 and Mr. Krumbholz: 23. The estimated monthly benefits payable at age 65 under the Retirement Plan (computed as a straight single life annuity), based on actual credited service and compensation, is as follows for the executive officers named in the Summary Compensation Table above: Mr. Barron: $0, Mr. Roller: $0, Mr. Stanley: $8,784, Mr. Boyd:$3,218, Mr. Islinger: $719, Mr. Luse: $1,907 and Mr. Krumbholz: $2,995.

Certain Transactions

    Canadian   Imperial  Bank  of  Commerce  and  its  affiliates   ("CIBC"),
BankAmerica  Corporation  and its  affiliates  ("BankAmerica"),  and Van  Kampen
American Capital Prime Rate Income Trust ("Van Kampen"), each of which beneficially owns in excess of 5% of the outstanding Common Stock, are or have been parties to the Amended and Restated Credit Agreement, dated as of December 2, 1997, as amended (the "Credit Agreement"). The Credit Agreement provides for a term loan facility in the original principal amount of approximately $283 million and a revolving credit and letter of credit facility of $150 million. CIBC, BankAmerica and Van Kampen each received amounts substantially in excess of $60,000 in facility, advisory and agency fees under those agreements. In addition, pursuant to the terms of those agreements, CIBC, BankAmerica and Van Kampen have been paid interest, commitment fees and letter of credit fees.


Certain Beneficial Ownership

    The table below sets forth certain information, as of January 15, 1999, regarding the beneficial ownership of the Company's Common Stock by (i) each of the Company's directors and nominees, (ii) each person known by the Company to be the beneficial owner of 5% or more of each class of the Company's voting securities, (iii) each of the executive officers named in the table entitled "Summary Compensation Table" above and (iv) all of the Company's directors and executive officers as a group. As required by a rule of the SEC, the number of shares of Common Stock beneficially owned includes shares as to which a right to acquire ownership within 60 days exists, such as through the exercise of employee stock options and conversion of convertible securities.


Name and Address                                      Shares Beneficially
of Beneficial Owner                                           Owned                          Percent of Class
-------------------                                   --------------------                   ----------------

Millard E. Barron                                            54,000                                0.3%

Donald E. Roller (1)                                         35,000                                0.2%

David Stanley                                                   0                                   *

Stanley K. Boyd (2)                                          34,238                                0.2%

Robert S. Islinger                                            2,007                                 *

Richard G. Luse (2)                                          27,500                                0.1%

David J. Krumbholz (3)                                       16,302                                 *

H. D. Cleberg (4)                                            16,663                                 *

Peter G. Danis (1) (5)                                       30,000                                0.1%

David G. Gundling (3)                                        20,000                                 *

Max D. Hopper (3)                                            15,000                                 *

Peter M. Wood (3) (6)                                        35,000                                0.2%

BankAmerica Corporation(7)
     100 North Tryon Street                               1,782,650                                8.9%
     Charlotte, NC  28255

Canadian Imperial Bank
     of Commerce(8)
     Commerce Court                                       1,257,340                                6.3%
     Toronto, Ontario  M5L 1A2

Van Kampen American Capital
     Prime Rate Income Trust(9)                           1,024,159                                5.1%
     One Park View Plaza
     Oakbrook Terrace, IL  60181

All Directors and Executive Officers                        329,821                                1.6%
as a group (17 persons)(10)

----------------------------

(1)     Includes 30,000 shares subject to options.

(2)     Includes 27,500 shares subject to options.



(3)     Includes 15,000 shares subject to options.

(4) Includes 15,000 shares subject to options and 1,663 shares owned by a trust for the benefit of Mr. Cleberg's wife of which he is trustee. As of February 19, 1999, this trust had purchased an additional 2,000 shares, which are not reflected in the table.

(5) As of February 19, 1999, Mr. Danis had purchased an additional 7,000 shares, which are not reflected in the table.

(6) As of February 19, 1999, Mr. Wood had purchased an additional 5,000 shares, which are not reflected in the table.

(7) Based on an amended Schedule 13G filed with the Securities and Exchange Commission on January 29, 1999. As a result of the merger of BankAmerica Corporation with and into NationsBank Corporation, BankAmerica Corporation succeeded to the assets and liabilities of both NationsBank and old BankAmerica, including the 1,782,650 shares and 1,780,970 shares over which BankAmerica Corporation shares voting power and dispositive power, respectively, with Bank of America NT & SA, NB Holdings Corporation and NationsBank NA.

(8) Based on a Questionnaire dated January 11, 1999, Canadian Imperial Bank of Commerce has sole voting power and sole dispositive power with respect to 1,257,340 shares.

(9) Based on a Schedule 13G filed with the Securities and Exchange Commission on February 18, 1998, Van Kampen American Capital Prime Rate Income Trust has sole voting power and sole dispositive power with respect to 1,024,159 shares.

(10)    Includes 235,000 shares subject to options.

*       Less than 0.1%.


Section 16(a) Beneficial Ownership Reporting Compliance

    Section  16(a) of the  Securities  Exchange Act of 1934 (the  "Exchange
Act") requires the Company's directors and executive officers and persons who beneficially own more than 10 percent of a registered class of the Company's equity securities to file, with the SEC, initial reports of ownership and reports of changes in ownership of stock and other equity securities of the Company. Officers, directors and beneficial owners of more than 10 percent of the Company's equity securities are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports and written representations of directors and executive officers that no other reports were required during 1998, all Section 16(a) filing requirements applicable to its officers, directors and beneficial owners of more than 10 percent of the Company's equity securities were complied with on a timely basis, except that Mr. Barron's initial report on Form 3 was filed a few days late.



2.  Other Business

    As of the date of delivery of the text of this Proxy Statement to the printer, management knew of no other business that will be presented for action at the Annual Meeting. In the event that any other business should properly come before the meeting, it is the intention of the persons designated as proxies on the proxy card to take such action as shall be in accordance with their best judgment.

Other Information, Stockholder Proposals

    The Board of Directors, on the recommendation of the Audit Committee, has selected the firm of KPMG LLP as independent auditor to examine the financial statements of the Company for the fiscal year 1999. Representatives of KPMG LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

    The Company  currently plans to hold the 2000 Annual Meeting in Kansas City,
Missouri, on or around April 19, 2000. Management will appropriately consider all proposals from stockholders meeting the requirements set forth in the following paragraphs. When adoption of a proposal is clearly in the best interests of the Company and the stockholders generally, and does not require stockholder approval, the Board of Directors will usually adopt the proposal, if appropriate, rather than including the proposal in the Proxy Statement.

    A  stockholder  proposal  may be  considered  at the  Company's  Annual
Meeting in 2000 only if it meets the following requirements. First, the stockholder making the proposal must be a stockholder of record on the record date for such Annual Meeting, must continue to be a stockholder of record at the time of such meeting, and must be entitled to vote thereat. Second, the stockholder must deliver or cause to be delivered a written notice to the Company's Secretary. Such notice must be received by the Secretary no later than February 21, 2000. The notice shall specify (i) the name and address of the stockholder as they appear on the books of the Company, (ii) the number of shares of the Company which are beneficially owned by the stockholder; (iii) any material interest of the stockholder in the proposed business described in the notice; (iv) if such business is a nomination for director, each nomination sought to be made, together with the reasons for each nomination, a description of the qualifications and business or professional experience of each proposed nominee and a statement signed by each nominee indicating his or her willingness to serve if elected, and disclosing the information about him or her that is required by the Exchange Act, and the rules and regulations promulgated thereunder to be disclosed in the proxy materials for the meeting involved if he or she were a nominee of the Company for election as one of its directors; (v) if such business is other than a nomination for director, the nature of the business, the reasons why it is sought to be raised and submitted for a vote of the stockholders and if and why it is deemed by the stockholder to be beneficial to the Company, and (vi) if so requested by the Company, all other information that would be required to be filed with the SEC if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to Section 14 of the Exchange Act.
Notwithstanding satisfaction of the above, the proposed business may be deemed not properly brought before the meeting if, pursuant to state law or any rule or regulation of the SEC, it was offered as a stockholder proposal and was omitted from the proxy materials for the meeting.

    Pursuant to the Rules and Regulations of the SEC, stockholder proposals requested for inclusion in the Company's Proxy Statement must meet the following criteria: (i) the proponent must be a record or beneficial owner of at least 1% or $2,000 in market value of securities entitled to be voted on the proposal and must have held such securities for at least one year; (ii) the proponent may submit no more than one proposal; (iii) the proposal and any supporting statement together shall not exceed 500 words; (iv) proposals must be received by the Company's Secretary on or before the date provided in the Proxy
Statement; and (v) the proposal must contain the name of the proposing stockholder(s) and a contact address. For stockholder proposals to be considered for inclusion in the Company's proxy materials for the 2000 Annual Meeting of Stockholders, such proposals must be received by the Secretary of the Company on or before November 4, 1999.

    The Corporate Governance and Nominating Committee will consider persons recommended by stockholders as director nominees. In order to be eligible for nomination as a director by the Corporate Governance and Nominating Committee, a director nominee must be under the age of 70 at the date of the Annual Meeting of Stockholders at which such director would be elected. All letters of nomination should be sent to the Secretary of the Company and should include the nominee's name and qualifications and a statement from the nominee that he or she consents to being named in the Proxy Statement and will serve as a director if elected. In order for any nominee to be considered by the Corporate
Governance and Nominating Committee and, if accepted, to be included in the Company's Proxy Statement, letters of nomination must be received by the Secretary of the Company on or before November 4, 1999.

    In addition to the  solicitation of proxies by mail,  officers or other employees of the Company,  without extra  remuneration,  may solicit  proxies by telephone  or personal  contact.  The Company may retain a firm to assist in the
solicitation  of  proxies  from  individual  stockholders,   brokers,  nominees,
fiduciaries  and other  custodians.  The  Company  also will  request  brokerage houses,  nominees,  custodians and fiduciaries to forward soliciting material to beneficial  owners  of stock  held of  record  and will  pay  such  persons  for forwarding the material.  All costs for the solicitation of proxies by the Board of Directors will be paid by the Company.

    The Company's Annual Report to Stockholders, including financial statements for the year ended November 28, 1998, is enclosed with this Proxy
Statement.


                                     BY ORDER OF THE BOARD OF DIRECTORS

                                     /s/ Gary D. Gilson
                                     Gary D. Gilson, Secretary
March 3, 1999

FRONT

                             PAYLESS CASHWAYS, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                             YOUR VOTE IS IMPORTANT!

You can vote one of two ways:
1.      Vote by Phone.
2.      Vote by Mail.
                                VOTE BY TELEPHONE
Your Telephone vote is quick, easy and immediate.  Just follow these easy steps:
1.  Read the accompanying Proxy Statement.
2. Using a Touch-Tone Telephone, call Toll Free 1-800-758-6973 and follow the instructions.
3. When instructed, enter the fourteen digit Control Number, which is printed on the lower right-hand corner of your proxy card below.
4.  Follow the simple recorded instructions.

Your telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated, and returned the proxy card.
             If you vote by telephone, please do not return your proxy by mail.

                                  VOTE BY MAIL
To vote by mail, complete, sign and date the proxy card below. Detach the card and return it in the envelope provided herein.
        IF YOU ARE NOT VOTING BY TELEPHONE, DETACH PROXY CARD AND RETURN.
                   ---

--------------------------------------------------------------------------------

                             PAYLESS CASHWAYS, INC.
                     2300 Main, Kansas City, Missouri 64108
           This Proxy is Solicited on Behalf of the Board of Directors

         The undersigned hereby appoints Richard G. Luse and Timothy R. Mertz, or either of them, as Proxy/Proxies, with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Payless Cashways, Inc. held of record by the undersigned on February 22, 1999 at the Annual Meeting of Stockholders to be held on April 21, 1999, or any adjournment or postponement thereof. This Proxy revokes all prior Proxies given by the undersigned.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

         1. ELECTION OF DIRECTORS

              FOR the nominees listed below             WITHHOLD AUTHORITY
              (except as marked to the                  to vote for all nominees
              contrary below)                           listed below

                                Nominees: 01 Max D. Hopper
                                          02 Peter M. Wood

         (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

--------------------------------------------------------------------------------

         In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and all matters incident to the conduct of the meeting.
                                                                [Control Number]

BACK
--------------------------------------------------------------------------------


    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposal 1.

    Please  sign  exactly as name  appears  below.  When shares are held by
joint  tenants,   both  should  sign.   When  signing  as  attorney,   executor,
administrator,  trustee  or  guardian,  please  give  full  title as such;  if a corporation, please sign in full corporate name by President or other authorized officer.  If a  partnership,  please sign in  partnership  name by an authorized person.

                               Dated: ____________________________________, 1999


                                      -----------------------------------------
                                      Signature

                                      -----------------------------------------
                                      Signature if held jointly

                                      ----------------------------------
                                      PLEASE MARK, SIGN, DATE AND RETURN
                                      THE PROXY CARD PROMPTLY USING THE
                                      ENCLOSED ENVELOPE.
                                      ----------------------------------




                              [Payless Letterhead]

March 3, 1999



Dear MoneyBuilder Participant:

    As a participant in the Payless  Cashways,  Inc.  Employee Savings Plan
(the "MoneyBuilder Plan"), you have the right to direct the Trustee of the MoneyBuilder Plan how you wish the shares of the Company's common stock allocated to your MoneyBuilder account on February 22, 1999 to be voted at the Company's Annual Meeting of Stockholders scheduled for April 21, 1999. The only matter proposed in the Company's Proxy Statement to be voted upon at the Annual
Meeting is the election of two directors.

         Enclosed are the following materials for you to consider and act upon:

         1.  The Company's Proxy Statement for the Annual Meeting of
             Stockholders;

         2. Voting Instructions card for you to give directions to the Trustee as to the voting of the shares allocated to your account; and

         3.  The Company's Annual Report for 1998.

    After reviewing the enclosed materials, please complete, sign and return the enclosed Voting Instructions card to Securities Transfer Division, UMB Bank, N.A., P.O. Box 410064, Kansas City, MO 64179-0013 in the enclosed prepaid return envelope. UMB Bank, n.a. will tabulate the votes in order to permit the Trustee to vote the shares allocated to your account as you direct.
If you do not sign and return the enclosed Voting Instructions card, the shares in your account will be voted in the same proportion as the shares with respect to which timely directions are received by the Trustee.

    The shares allocated to your account can be voted at the meeting only by the Trustee pursuant to your instructions. In order for your instructions to be followed, the enclosed "Voting Instructions" card must be received by April
16, 1999.

Sincerely,


/s/ Louise R. Iennaccaro
------------------------
Louise R. Iennaccaro, Chairman of the Plan Committee

FRONT

                             PAYLESS CASHWAYS, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                             YOUR VOTE IS IMPORTANT!

You can vote one of two ways:
1.      Vote by Phone.
2.      Vote by Mail.
                                VOTE BY TELEPHONE
Your Telephone vote is quick, easy and immediate.  Just follow these easy steps:
1.  Read the accompanying Proxy Statement.
2. Using a Touch-Tone Telephone, call Toll Free 1-800-758-6973 and follow the instructions.
3. When instructed, enter the fourteen digit Control Number, which is printed on the lower right-hand corner of your proxy card below.
4.  Follow the simple recorded instructions.

Your telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated, and returned the proxy card.
             If you vote by telephone, please do not return your proxy by mail.

                                  VOTE BY MAIL
To vote by mail, complete, sign and date the proxy card below. Detach the card and return it in the envelope provided herein.
        IF YOU ARE NOT VOTING BY TELEPHONE, DETACH PROXY CARD AND RETURN.
                   ---
--------------------------------------------------------------------------------


                  PAYLESS CASHWAYS, INC. EMPLOYEE SAVINGS PLAN
                               VOTING INSTRUCTIONS

Voting Instructions to: The Chase Manhattan Bank, N.A. as Trustee of the Payless
                        Cashways, Inc. Employee Savings Plan

I hereby direct that the voting rights pertaining to shares of Payless Cashways, Inc. held by the Trustee and attributable to my account in the above-described plan shall be exercised at the Annual Meeting of Stockholders of the Company to be held April 21, 1999, or at any adjournment of such meeting, in accordance with the instructions below, to vote upon Proposal 1.

1.       ELECTION OF DIRECTORS

         01    Max D. Hopper               For                  Withhold
         02    Peter M. Wood               For                  Withhold

--------------------------------------------------------------------------------

BACK

--------------------------------------------------------------------------------
(See reverse side for matters to be voted on)

If you fail to give specific directions, or fail to return this instruction card, the shares allocated to your account will be voted by the Trustee in the same proportion as the shares for which timely directions are received by the Trustee and voted in such manner.

Please sign exactly as name appears below.

                                              Dated:______________________, 1999

                                              --------------------------------
                                              Participant's Signature

                                              ----------------------------------
                                              PLEASE MARK, SIGN, DATE AND RETURN
                                              THE PROXY CARD PROMPTLY USING THE
                                              ENCLOSED ENVELOPE.
                                              ----------------------------------
